As filed with the Securities and Exchange Commission on November 14, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ULTRA CLEAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3674	61-1430858
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

26462 Corporate Avenue

Hayward, CA 94545

(510) 576-4400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Clarence L. Granger

Chief Executive Officer

Ultra Clean Holdings, Inc.

26462 Corporate Avenue

Hayward, CA 94545

(510) 576-4600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alan F. Denenberg, Esq.

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

(650) 752-2004

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	4,500,000 shares	$4.82(2)	$21,690,000(2)	$2,958.52(3)

(1)	This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee under the Securities Act of 1933 on the basis of the average of the high ($4.95) and low ($4.69) prices of the registrant’s common stock as reported on the Nasdaq Global Select Market on November 12, 2012.
(3)	The Registrant previously paid aggregate registration fees of $11,610.00 relating to $100,000,000 in shares of common stock subject to a registration statement on Form S-3 (File No. 333-172262) initially filed on February 14, 2011. Pursuant to the withdrawal request filed with the SEC on August 22, 2012, the Registrant requested the withdrawal of such previously filed registration statement. Accordingly, in accordance with Rule 457(p) under the Securities Act, $11,610.00, representing the previously paid registration fees relating to the shares that have not been sold pursuant to the previously filed registration statement is being offset against the $2,958.52 registration fee currently due.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•

Resale Prospectus. A prospectus (the “Resale Prospectus”) to be used for the resale, from time to time, by AIT Holding Company LLC (“AIT Holding”), HLHZ AIT Holding, L.L.C. (“HLHZ”), Houlihan Lokey, Inc. (“HL”), affiliates of HLHZ and/or HL (“HL/HLHZ Affiliates”) and/or entities managed by HL (collectively with HLHZ, HL and HL/HLHZ Affiliates, the “HL Funds”) of up to 1,742,920 shares of the Registrant’s common stock, including any shares distributed to HL Funds, from time to time, under the Distribution Prospectus (defined below).

•

Distribution Prospectus. A prospectus (the “Distribution Prospectus”) to be used for the distribution, from time to time, of up to 4,500,000 shares of the Registrant’s common stock by AIT Holding to the holders of its membership interests.

The Distribution Prospectus and the Resale Prospectus are substantially identical to the Resale Prospectus, except for the following principal differences:

•	they contain different outside front covers;

•	they contain different Tables of Contents and About This Prospectus sections;

•	they contain different Selling Stockholder sections; and

•	they contain different Plan of Distribution sections.

The Registrant has included in this Registration Statement, after the Resale Prospectus, a set of alternative pages for the Distribution Prospectus to reflect the foregoing differences.

Notwithstanding the Prospectuses as described above, all transfers of the shares subject to this Registration Statement by the selling stockholder(s), whether pursuant to the Prospectuses as described above, or otherwise, are subject to a lock-up and standstill agreement the Registrant entered into with AIT Holding, HLHZ and HL. Pursuant to the lock-up and standstill agreement, AIT Holding may not sell or otherwise transfer any of the shares subject to this Registration Statement prior to January 3, 2013 other than to certain permitted transferees who would be subject to the lock-up and standstill agreement after such permitted transfer. From January 3, 2013 through January 3, 2014, AIT Holding and certain permitted transferees may not sell or otherwise transfer, in any 90-day period, more than 25% of the shares subject to this Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated November 14, 2012.

1,742,920 Shares

Common Stock

This prospectus relates to shares of common stock of Ultra Clean Holdings, Inc., that may be sold by the selling stockholder(s) identified in this prospectus from time to time. The shares of common stock offered under this prospectus by the selling stockholder(s) were initially issued in connection with our acquisition of American Integration Technologies LLC on July 3, 2012. We are registering the offer and sale of the shares to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the shares hereunder.

The selling stockholder(s) may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder(s) may sell its or their shares of common stock in the section titled “Plan of Distribution.” We will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “UCTT”. The last reported sale price on November 13, 2012, was $4.56 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2012.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder(s) may, from time to time, offer and sell shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the shares of common stock that the selling stockholder(s) may offer hereunder. Each time the selling stockholder(s) use this prospectus to offer shares of common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the names of the selling stockholder(s). The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We and the selling stockholder(s) have not authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder(s) are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

i

PROSPECTUS SUMMARY

The following is a summary of some of the information contained or incorporated by reference in this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including the risk factors, the financial statements and the other documents incorporated herein by reference. Unless otherwise indicated, the terms “Ultra Clean,” “we,” “us,” “our,” “our company” “the company” and “our business” refer to Ultra Clean Holdings, Inc.

We are a leading developer and supplier of critical subsystems for the semiconductor capital equipment, flat panel, medical, energy and research industries. We offer our customers an integrated outsourced solution for gas delivery systems and other subassemblies, improved design-to-delivery cycle times, component neutral design and manufacturing and component testing capabilities. Our revenue is derived from the sale of gas delivery systems and other critical subsystems including chemical mechanical planarization subsystems, chemical delivery modules, top-plate assemblies, frame assemblies, process modules and other high level assemblies. Our customers are primarily original equipment manufacturers for the semiconductor capital equipment, flat panel, medical, energy and research industries.

Ultra Clean Holdings, Inc. is a Delaware corporation founded in November 2002 for the purpose of acquiring Ultra Clean Technology Systems and Service, Inc. Ultra Clean Technology Systems and Service, Inc. was founded in 1991 by Mitsubishi Corporation and was operated as a subsidiary of Mitsubishi until November 2002, when it was acquired by Ultra Clean Holdings, Inc. Ultra Clean Holdings, Inc. became a publicly traded company in March 2004. Prior to our initial public offering, we were principally owned by FP-Ultra Clean, L.L.C., a wholly-owned subsidiary of Francisco Partners, L.P. In June of 2006, we acquired Sieger Engineering, Inc., also a supplier of critical subsystems to the semiconductor and flat panel industries, as well as the medical and capital equipment industries. In July 2012, we acquired American Integration Technologies LLC (“American Integration”), also a supplier of critical subsystems to the semiconductor capital equipment, medical, energy, industrial and aerospace industries. Our principal executive offices are located at 26462 Corporate Avenue, Hayward, California 94545 and our telephone number is (510) 576-4600. We maintain a web site at www.uct.com. The information on our web site is not part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 30, 2011, and in our Quarterly Report on Form 10-Q for the quarter ended September 28, 2012, which are incorporated by reference into this prospectus, together with any additional disclosures in any supplement to this prospectus which is incorporated by reference into this prospectus, before you decide to purchase our common stock. If any of these possible adverse events actually occurs, we may be unable to conduct our business as currently planned and our financial condition and operating results could be harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of these risks, and you may lose all or a part of your investment. Please see “Special Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. All statements contained or incorporated by reference in this prospectus other than statements of historical fact are forward-looking statements. When used in this prospectus or any document incorporated by reference in this prospectus, the words “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” and similar expressions are forward-looking statements. Such forward-looking statements are based on current expectations, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. For a more detailed discussion of such forward-looking statements and the potential risks and uncertainties that may impact their accuracy, see the “Risk Factors” section of this prospectus. These forward-looking statements reflect our view only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we undertake no obligations to update any forward looking statements. Accordingly, you should also carefully consider the factors set forth in reports or documents that we file from time to time with the Securities and Exchange Commission.

USE OF PROCEEDS

We will not receive any of the proceeds from the offer and sale of shares of our common stock in this offering. The selling stockholder(s) will receive all of the proceeds from this offering, if any.

SELLING STOCKHOLDER(S)

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among us, Element Merger Subsidiary, LLC (“Merger Subsidiary”), AIT Holding Company LLC (“AIT Holding”) and American Integration, whereby Merger Subsidiary merged with and into American Integration (the “Merger”), with American Integration surviving as our subsidiary, we issued 4,500,000 shares of our common stock (the “Shares”) to AIT Holding on July 3, 2012 in a private placement exempt from registration by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Merger Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”), dated July 3, 2012, with AIT Holding.

In accordance with the terms of the Registration Rights Agreement, this prospectus covers the resale of up to an aggregate of 1,742,920 shares of our common stock (the “Resale Shares”) by AIT Holding, HLHZ AIT Holding, L.L.C. (“HLHZ”), Houlihan Lokey, Inc. (“HL”), affiliates of HLHZ and/or HL (“HL/HLHZ Affiliates”) and/or entities managed by HL (collectively with HLHZ, HL and HL/HLHZ Affiliates, the “HL Funds”). HL Funds may receive Resale Shares from AIT Holding pursuant to the Distribution Prospectus (the “Distribution Prospectus”), which has been filed with the registration statement of which this prospectus forms a part, or in other permitted transfers. When we refer to the “Selling Stockholder(s)” in this prospectus, we mean the persons listed in the table below, as well as HL Funds to whom Shares are transferred during the Effectiveness Period described below. In the event any Selling Stockholder(s) identified in the table below transfers some or all of the Resale Shares to an HL Fund after the date of this prospectus but during the Effectiveness Period, such transferee shall not be able to use this prospectus to resell Resale Shares unless and until such transferee is identified as a Selling Stockholder in a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part.

We agreed to use our reasonable best efforts to cause the registration statement of which this prospectus forms a part to be declared effective by January 3, 2013 and to remain continuously effective until the earlier of (i) January 3, 2014 and (ii) 90 days following such date that the number of Shares held by HL Funds is less than ten percent (10.0%) of the aggregate number of shares of our common stock then issued and outstanding (the “Effectiveness Period”). This required Effectiveness Period will be extended by the number of business days during which the registration statement of which this prospectus forms a part is not usable by the Selling Stockholder(s) as set forth above and in the section “Plan of Distribution” below due to the occurrence of an event requiring: (a) the preparation of a supplement or amendment to this prospectus; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of which this prospectus forms a part, or the initiation of any proceedings for such purpose; (c) the receipt by us of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction, or the initiation of any proceeding for such purpose; or (d) changes in the prospectus or the registration statement of which this prospectus forms a part in order that they do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. We have agreed to pay all expenses incurred with respect to the registration of the Shares (excluding any underwriting fees, discounts and commissions attributable to the sale of the Shares) and certain legal expenses of the parties to the Registration Rights Agreement. The Registration Rights Agreement provides for cross-indemnification for certain liabilities arising under the Securities Act.

All transfers of the Shares by the Selling Stockholder(s), whether pursuant to this prospectus or otherwise, are subject to a lock-up and standstill agreement (the “lock-up and standstill agreement”) we entered into with AIT Holding, HLHZ and HL. Pursuant to the lock-up and standstill agreement, AIT Holding may not sell or otherwise transfer any Shares prior to January 3, 2013, other than to certain permitted transferees who would be subject to the lock-up and standstill agreement after such permitted transfer. From January 3, 2013 through January 3, 2014, AIT Holding and certain permitted transferees may not sell or otherwise transfer, in any 90-day period, more than 25% of the Shares. Permitted transfers under the lock-up and standstill agreement include transfers pursuant to the Distribution Prospectus.

The following table sets forth information regarding the beneficial ownership of the Selling Stockholder(s) as of October 26, 2012, including the name of each Selling Stockholder, the number and percentage of shares of our common stock beneficially owned by each Selling Stockholder and the number of shares and percentage of shares beneficially owned by each Selling Stockholder after completion of the sale of the maximum number of Shares that may be offered under this prospectus by such Selling Stockholder. The Selling Stockholder(s) may, from time to time, offer and sell pursuant to this prospectus any or all of the Resale Shares registered for its account, and thus we cannot state with certainty the amount of shares that the Selling Stockholder(s) will hold upon consummation of any such sales. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of common stock. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The percentage of shares beneficially owned prior to the offering is based on 27,849,298 shares of our common stock outstanding as of October 26, 2012. The information in the following table is based on each Selling Stockholder’s representations to us regarding its ownership as of the date of this prospectus.

Name of Beneficial Owner	Shares Beneficially Owned Prior to the Offering			Number of Shares Offered		Shares Beneficially Owned After the Offering
	Number		Percent			Number	Percent
AIT Holding Company LLC(1)	4,500,000	(2)	16.2%	1,742,920	(3)	2,757,080	9.9%

(1)	The address of AIT Holding Company LLC is c/o Houlihan Lokey, 245 Park Avenue, New York, New York 10167.
(2)

AIT Holding Company LLC beneficially owns directly 4,500,000 Shares, including 745,920 shares subject to an escrow agreement with Ultra Clean whereby stock certificates for such shares bear the name of an affiliate of the escrow agent as holder while AIT Holding Company LLC holds sole voting power over such shares. HLHZ AIT Holdings, L.L.C. (“HLHZ AIT”) owns a majority voting interest in AIT Holding Company LLC and may be deemed to beneficially own indirectly the Shares. AIT Holding Company LLC and HLHZ AIT disclaim beneficial ownership of the Shares in excess of their pecuniary interest.

(3)	Represents the number of Shares in excess of 9.9% of the total number of shares of our common stock outstanding on the date of this prospectus.

Additional Relationships and Transactions with Selling Stockholder(s)

We entered into the Merger Agreement on May 18, 2012 with AIT Holding pursuant to which, on July 3, 2012, the closing date of the Merger, we paid AIT Holding cash of approximately $74.4 million (excluding certain working capital adjustments) and issued to AIT Holding 4,500,000 shares of our common stock as consideration for our acquisition of American Integration. Pursuant to the Merger Agreement, in addition to the 745,920 escrowed Shares described below, approximately $2.7 million of the cash merger consideration was placed into a working capital escrow as security for post-closing adjustments to the merger consideration, and approximately $3.2 million of the cash merger consideration was placed in escrow as security for AIT Holding’s indemnification obligations during the escrow period. On October 10, 2012, approximately $2.0 million was released from the working capital escrow to us and the remainder was released to AIT Holding.

In accordance with a separate escrow agreement we entered into with AIT Holding and JPMorgan Chase Bank, NA, (“JPMorgan”) a total of 745,920 of the Shares are subject to an escrow and will be held by JPMorgan, as escrow agent, as security for the indemnification obligations of AIT Holding under the Merger Agreement until October 3, 2013. AIT Holding has the right to vote the escrowed Shares, subject to the lock-up and standstill agreement, and to receive all dividends payable on the escrowed Shares. Any cash dividends or shares of our capital stock issuable in respect of or in exchange for any escrowed Shares, whether by way of share splits, dividends, or otherwise, will be held under the escrow agreement until the underlying escrowed Shares are released from escrow.

JPMorgan, as escrow agent, is permitted to transfer Shares held in the escrow account to us for the purpose of satisfying indemnification claims that may arise from time to time upon receipt of proper instructions and direction pursuant to the terms of the escrow agreement. Subject to the existence of any pending claims, shares retained in the escrow account as of the termination date for the escrow will be released to AIT Holding. If there are unresolved indemnification claims as of the termination date, JPMorgan will retain a number of shares in escrow having a value sufficient to cover the amount of such pending claims until such claims are resolved.

Under the lock-up and standstill agreement discussed above, the HL Funds agreed, for a period of twenty-seven (27) months following the closing of the Merger (the “Standstill Period”), that they will not, whether individually or through any person acting on their behalf, or in concert with them, directly or indirectly, without our prior written consent, (i) acquire, agree to acquire, propose, seek or offer to acquire, any securities or assets of ours or any of our subsidiaries, (ii) enter, agree to enter, propose, seek or offer to enter into any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving us or any of our subsidiaries, (iii) make, or in any way participate or engage in, any solicitation of proxies to vote any of our voting securities, (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any of our voting securities, except any “group” deemed to exist solely as a result of the merger consideration paid to AIT Holding as part of the Merger Agreement, (v) otherwise act, alone or in concert with others, to seek to control or influence our management or policies, (vi) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing, or (vii) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with the foregoing. In addition, during the Standstill Period, the HL Funds (nor any person acting on behalf of or in concert with such parties) will not, without our written consent, (x) request that we or any of our representatives, directly or indirectly, amend or waive these standstill obligations, or (y) take any action that might require us to make a public announcement regarding the possibility of a business combination, merger or other type of transaction described in this paragraph with such party. Additionally, for the duration of the Standstill Period, the HL Funds shall place and maintain our securities on HL’s “restricted securities” list, which securities shall be subject to HL’s restricted securities policy (the “Policy”). The HL Funds agreed that such Policy shall: (1) prohibit the HL Funds and their managers, officers, directors, partners and other employees from acquiring, directly or indirectly, our securities, or from transferring our securities, for their own account; (2) be strictly enforced by the HL Funds without waiver or exemption; and (3) not be amended or modified as it pertains to our securities.

The lock-up and standstill agreement provides that the HL Funds, as a full-service securities firm, may, from time to time, effect transactions for the account of their customers, hold positions in securities, provide investment banking and financing advice and otherwise conduct business in the ordinary course as a broker-dealer, investment adviser, block positioner or investment bank, and the lock-up and standstill agreement shall not be deemed or interpreted to prohibit, restrict, or otherwise limit such business activities.

Under the Registration Rights Agreement discussed above, we also agreed that, subject to the lock-up and standstill agreement, at the request of AIT Holding or a transferee holding at least 25% of the Shares, we can be required (but only once) to effect a registration statement registering the securities held by such requesting party at any time from January 3, 2013 through July 3, 2016. In addition, if we propose to register any of our securities, other than a registration on form S-8 or S-4 or successor forms of these forms, whether or not such registration is for our own account, AIT Holding and certain of AIT Holding permitted transferees may participate in such registration, subject to customary “cut back” limitations. We and the stockholders selling securities under a registration statement pursuant to the Registration Rights Agreement will be required to enter into customary indemnification and contribution arrangements with respect to each such registration statement.

One of American Integration’s employees is a member of AIT Holding and thus may receive a portion of any consideration received by AIT Holding pursuant to the offer and sale of the Resale Shares pursuant to AIT Holding’s membership agreement. No member of AIT Holding is a director or officer of Ultra Clean.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our certificate of incorporation (“Certificate of Incorporation”), our bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. This information does not purport to be complete and is subject in all respects to the applicable provisions of our Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Authorized Capital Stock

Our Certificate of Incorporation authorizes us to issue 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of October 26, 2012, there were 27,849,298 shares of common stock outstanding and seven stockholders of record. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of Ultra Clean, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred stock

Our board of directors is authorized, subject to any limitations imposed by law, without stockholder approval, from time to time to issue up to 10,000,000 shares of preferred stock in one or more series, each series to have rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as our board of directors may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our voting stock outstanding. We have no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Registration Rights

We entered into a Registration Rights Agreement (the “Registration Rights Agreement”) at the closing of our acquisition of American Integration. The Registration Rights Agreement provides that, under certain circumstances and subject to the lock-up and standstill agreement, at the request of AIT Holding or a transferee holding at least 25% of the shares of our common stock issued in the Merger, we can be required (but only once) to effect a registration statement registering the securities held by AIT Holding or such transferees at any time from January 3, 2013 through the fourth anniversary of the closing of the merger.

In addition, if we propose to register any of our securities, other than a registration on form S-8 or S-4 or successor forms of these forms, whether or not such registration is for our own account, AIT Holding and certain of its permitted transferees may participate in such registration, subject to customary “cut back” limitations.

Further, subject to the terms of the lock-up and standstill agreement described in the section “Selling Stockholder(s),” we were required pursuant to the Registration Rights Agreement to file with the SEC a shelf registration statement covering (1) one or more distributions by AIT Holding to the holders of its membership interests of the Shares issued to AIT Holding at the closing of the merger and (2) the resale of Shares beneficially owned by HL Funds, or with respect to which such parties would be deemed to have beneficial ownership for purposes of determining status as our affiliates pursuant to SEC rules and regulations (the “Shelf Registration”). The number of Shares that may be resold in the Shelf Registration by the HL Funds, pursuant to the foregoing clause (2), is limited, however, to that number of Shares that, following such resale, would result in the HL Funds holding Shares representing nine and nine-tenths percent (9.9%) or less of the number of shares of our common stock then issued and outstanding. We filed the registration statement of which this prospectus is a part to satisfy this Shelf Registration requirement. We are required to use reasonable best efforts to cause such registration statement to be declared effective under the Securities Act no later than the six-month anniversary of the date of the closing of the merger. We will also be required to use reasonable best efforts to keep the registration statement under the Shelf Registration continuously effective until the earlier of (i) the eighteen-month anniversary of the date of the closing of the merger and (ii) 90 days following such date that the number of Shares beneficially owned by the HL Funds is less than ten percent (10.0%) of the number of shares of our common stock issued and outstanding.

We and the stockholder(s) selling securities under a registration statement pursuant to the Registration Rights Agreement may be required to enter into customary indemnification and contribution arrangements with respect to each such registration statement.

Certain Provision of Our Certificate of Incorporation and Bylaws

Our Bylaws vest the power to call special meetings of stockholders in our chairman of the board and our board of directors. Stockholders are permitted under our Certificate of Incorporation to act by written consent in lieu of a meeting.

To be properly brought before an annual meeting of stockholders, any stockholder proposal or nomination for the board of directors must be delivered to our secretary not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be received by us no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the day of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by us. Such notice must contain information specified in the Bylaws as to the director nominee or proposal of other business, information about the stockholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock.

The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “UCTT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

PLAN OF DISTRIBUTION

We are registering the Resale Shares covered by this prospectus to permit the Selling Stockholder(s) to conduct public secondary trading of these Resale Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Resale Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholder(s) from the sale of the Resale Shares will be the purchase price of the Resale Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Resale Shares covered by this prospectus. Each Selling Stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of Resale Shares to be made directly or through agents. The registration statement of which this prospectus forms a part also includes the Distribution Prospectus covering the distribution, from time to time, of Shares by AIT Holding to the holders of its membership interests, including HL Funds. Further, the lock-up and standstill agreement permits transfers of Shares by AIT Holding to certain HL Funds, provided that such transferee will be subject to the lock-up and standstill agreement. Subject to the terms of the Registration Rights Agreement and lock-up and standstill agreement, if any HL Fund receives Shares from AIT Holding, either through a distribution covered by the Distribution Prospectus or otherwise, such HL Fund may also resell such Shares under this prospectus until the aggregate number of Shares beneficially owned by HL Funds is 9.9% or less of the total number of shares of our common stock then outstanding. If such HL Fund wishes to sell under this prospectus, we will file a prospectus supplement identifying such successor as a Selling Stockholder.

The Resale Shares offered by this prospectus may be sold from time to time to purchasers:

•

directly by the Selling Stockholder(s), which as used herein includes their donees, pledgees, distributes, transferees or other successors-in-interest selling Resale Shares or interests in Resale Shares received after the date of this prospectus from the Selling Stockholder(s) as a gift, pledge, partnership, distribution or other transfer, or

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholder(s) or the purchasers of the Shares. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.

The Selling Stockholder(s) and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Any Selling Stockholder which is a broker-dealer or an affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, unless such Selling Stockholder purchased in the ordinary course of business, and at the time of its purchase of the Resale Shares to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the Resale Shares. As a result, any profits on the sale of the Resale Shares by such Selling Stockholder(s) and any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus available to the Selling Stockholder(s) for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The Resale Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Resale Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•

through the writing of options (including the issuance by the Selling Stockholder(s) of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. In connection with the sales of the Shares, the Selling Stockholder(s) may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of the Resale Shares in the course of hedging their positions;

•	sell the Resale Shares short and deliver the Resale Shares to close out short positions;

•	loan or pledge the Resale Shares to broker-dealers or other financial institutions that in turn may sell the Resale Shares;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Resale Shares, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

A short sale of Resale Shares by a broker-dealer, financial institution or Selling Stockholder would involve the sale of such Resale Shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of Resale Shares, a broker-dealer, financial institution or Selling Stockholder may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or Selling Stockholder(s) may consider, among other things, the price of shares available for purchase in the open market.

At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the Selling Stockholder(s), the aggregate amount of Resale Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder(s) and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Resale Shares by the Selling Stockholder(s) pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the Resale Shares by the Selling Stockholder(s).

Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by the Selling Stockholder(s) for the sale of any Resale Shares being offered by this prospectus.

The Resale Shares are listed on the Nasdaq Global Select Market under the symbol “UCTT.”

The Selling Stockholder(s) will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that any Selling Stockholder will sell any or all of the Resale Shares under this prospectus. Further, we cannot assure you that any such Selling Stockholder will not transfer, distribute, devise or gift the Resale Shares by other means not described in this prospectus. In addition, any Resale Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Resale Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholder(s) and any other person participating in the sale of the Resale Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Stockholder(s) and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the particular Resale Shares being distributed. This may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

In the Registration Rights Agreement, we have agreed to indemnify or provide contribution to the Selling Stockholder(s) against certain liabilities, including certain liabilities under the Securities Act. In addition, we have agreed to pay all of the expenses incidental to the registration of the Resale Shares to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the Resale Shares. The Selling Stockholder(s) have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. Both we and the Selling Stockholder(s) may indemnify any underwriter that participates in transactions involving the sale of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act.

VALIDITY OF THE SECURITIES

The validity of the common stock being offered by this prospectus has been passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The financial statements incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 30, 2011, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements incorporated in this Prospectus by reference from our Amended Current Report on Form 8-K/A filed with the SEC on September 17, 2012 have been audited by McGladrey LLP, American Integration’s independent auditor, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, which may also be accessed on our website at www.uct.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 30, 2011.

•	Our Current Reports on Form 8-K, filed on May 23, 2012, June 4, 2012 and July 10, 2012 and our Amended Current Report on Form 8-K/A, filed September 17, 2012.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 30, 2011 from our Definitive Proxy Statement on Schedule 14A filed April 20, 2012.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2012, June 29, 2012 and September 28, 2012.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Ultra Clean Holdings, Inc.

24642 Corporate Avenue

Hayward, California 94545,

Attention: Kevin C. Eichler,

Chief Financial Officer, Senior Vice President & Secretary

(510) 576-4400

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

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Subject to Completion. Dated November 14, 2012.

4,500,000 Shares

Common Stock

This prospectus relates to shares of common stock of Ultra Clean Holdings, Inc., that may be distributed by AIT Holding Company LLC (“AIT Holding”) from time to time to the holders of its limited liability company interests pursuant to its limited liability operating agreement. The shares of common stock offered under this prospectus by AIT Holding were initially issued in connection with our acquisition of American Integration Technologies LLC on July 3, 2012. We are registering the distribution of the shares to satisfy certain registration rights we have granted. Neither we nor AIT Holding will receive any proceeds from the distribution of shares by AIT Holding.

We will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “UCTT”. The last reported sale price on November 13, 2012, was $4.56 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2012.

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ABOUT THIS PROSPECTUS

We and the selling stockholder(s) have not authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder(s) are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

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SELLING STOCKHOLDER(S)

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among us, Element Merger Subsidiary, LLC (“Merger Subsidiary”), AIT Holding Company LLC (“AIT Holding”) and American Integration, whereby Merger Subsidiary merged with and into American Integration (the “Merger”), with American Integration surviving as our subsidiary, we issued 4,500,000 shares of our common stock (the “Shares”) to AIT Holding on July 3, 2012 in a private placement exempt from registration by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Merger Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”), dated July 3, 2012, with AIT Holding.

In accordance with the terms of the Registration Rights Agreement, this prospectus covers the distribution, from time to time, of up to an aggregate of 4,500,000 of the Shares of our common stock (the “Distribution Shares”) by AIT Holding to the holders of its limited liability company membership interests pursuant to its limited liability company operating agreement.

We agreed to use our reasonable best efforts to cause the registration statement of which this prospectus forms a part to be declared effective by January 3, 2013 and to remain continuously effective until the earlier of (i) January 3, 2014 and (ii) 90 days following such date that the number of Shares held by AIT Holding, HLHZ AIT Holding, L.L.C. (“HLHZ”), Houlihan Lokey, Inc. (“HL”), affiliates of HLHZ and/or HL (“HL/HLHZ Affiliates”) and/or entities managed by HL (collectively with HLHZ, HL and HL/HLHZ Affiliates, the “HL Funds”) is less than ten percent (10.0%) of the aggregate number of shares of our common stock then issued and outstanding (the “Effectiveness Period”). This required Effectiveness Period will be extended by the number of business days during which the registration statement of which this prospectus forms a part is not usable by AIT Holding as set forth above and in the section “Plan of Distribution” below due to the occurrence of an event requiring: (a) the preparation of a supplement or amendment to this prospectus; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of which this prospectus forms a part, or the initiation of any proceedings for such purpose; (c) the receipt by us of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction, or the initiation of any proceeding for such purpose; or (d) changes in the prospectus or the registration statement of which this prospectus forms a part in order that they do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. We have agreed to pay all expenses incurred with respect to the registration of the Distribution Shares (excluding any underwriting fees, discounts and commissions attributable to the sale of the Distribution Shares) and certain legal expenses of the parties to the Registration Rights Agreement. The Registration Rights Agreement provides for cross-indemnification for certain liabilities arising under the Securities Act.

AIT Holding and any HL Funds to which Distribution Shares are distributed under this prospectus may resell such Distribution Shares (the “Resale Shares”) during the Effectiveness Period under a separate resale prospectus contained in the registration statement of which this prospectus forms a part, subject to the provisions of the lock-up and standstill agreement (the “lock-up and standstill agreement”) described under “—Additional Relationships and Transactions with AIT Holding” below.

The following table sets forth information regarding the beneficial ownership of AIT Holding as of October 26, 2012, including the number and percentage of shares of our common stock beneficially owned by AIT Holding and the number of shares and percentage of shares beneficially owned by AIT Holding after completion of the distribution of the maximum number of Distribution Shares that may be offered under this prospectus by AIT Holding. AIT Holding may, from time to time, distribute pursuant to this prospectus any or all of the Distribution Shares registered for its account, and thus we cannot state with certainty the amount of shares of our common stock that AIT Holding will hold upon consummation of any such distributions. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of common stock. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or

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disposition rights within 60 days. The percentage of shares beneficially owned prior to the offering is based on 27,849,298 shares of our common stock outstanding as of October 26, 2012. The information in the following table is based on AIT Holding’s representations to us regarding its ownership as of the date of this prospectus.

Name of Beneficial Owner	Shares Beneficially Owned Prior to the Offering			Number of Shares Offered	Shares Beneficially Owned After the Offering
	Number		Percent		Number	Percent
AIT Holding Company LLC(1)	4,500,000	(2)	16.2%	4,500,000	—	—

(1)	The address of AIT Holding Company LLC is c/o Houlihan Lokey, 245 Park Avenue, New York, New York 10167.
(2)

AIT Holding Company LLC beneficially owns directly 4,500,000 Shares, including 745,920 shares subject to an escrow agreement with Ultra Clean whereby stock certificates for such shares bear the name of an affiliate of the escrow agent as holder while AIT Holding Company LLC holds sole voting power over such shares. HLHZ AIT Holdings, L.L.C. (“HLHZ AIT”) owns a majority voting interest in AIT Holding Company LLC and may be deemed to beneficially own indirectly the Shares. AIT Holding Company LLC and HLHZ AIT disclaim beneficial ownership of the Shares in excess of their pecuniary interest.

Additional Relationships and Transactions with AIT Holding

We entered into the Merger Agreement on May 18, 2012 with AIT Holding pursuant to which, on July 3, 2012, the closing date of the Merger, we paid AIT Holding cash of approximately $74.4 million (excluding certain working capital adjustments) and issued to AIT Holding 4,500,000 shares of our common stock as consideration for our acquisition of American Integration. Pursuant to the Merger Agreement, in addition to the 745,920 escrowed Shares described below, approximately $2.7 million of the cash merger consideration was placed into a working capital escrow as security for post-closing adjustments to the merger consideration, and approximately $3.2 million of the cash merger consideration was placed in escrow as security for AIT Holding’s indemnification obligations during the escrow period. On October 11, 2012, approximately $2.0 million was released from the working capital escrow to us and the remainder was released to AIT Holding.

In accordance with a separate escrow agreement we entered into with AIT Holding and JPMorgan Chase Bank, NA, (“JPMorgan”) a total of 745,920 of the Shares are subject to an escrow and will be held by JPMorgan, as escrow agent, as security for the indemnification obligations of AIT Holding under the Merger Agreement until October 3, 2013. AIT Holding has the right to vote the escrowed Shares, subject to the lock-up and standstill agreement and to receive all dividends payable on the escrowed Shares. Any cash dividends or shares of our capital stock issuable in respect of or in exchange for any escrowed Shares, whether by way of share splits, dividends, or otherwise, will be held under the escrow agreement until the underlying escrowed Shares are released from escrow.

JPMorgan, as escrow agent, is permitted to transfer Shares held in the escrow account to us for the purpose of satisfying indemnification claims that may arise from time to time upon receipt of proper instructions and direction pursuant to the terms of the escrow agreement. Subject to the existence of any pending claims, shares retained in the escrow account as of the termination date for the escrow will be released to AIT Holding. If there are unresolved indemnification claims as of the termination date, JPMorgan will retain a number of shares in escrow having a value sufficient to cover the amount of such pending claims until such claims are resolved.

All transfers of the Shares by AIT Holding and its permitted transferees, whether pursuant to this prospectus or otherwise, are subject to the lock-up and standstill agreement we entered into with AIT Holding, HLHZ and HL. Pursuant to the lock-up and standstill agreement, AIT Holding may not sell or otherwise transfer any Shares prior to January 3, 2013, other than to certain permitted transferees who would be subject to the lock-up and standstill agreement after such permitted transfer. From January 3, 2013 through January 3, 2014, AIT Holding and certain permitted transferees may not sell or otherwise transfer, in any 90-day period, more than 25% of the of the Shares. Permitted transfers under the lock-up and standstill agreement include transfers pursuant to this prospectus.

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Under the lock-up and standstill agreement discussed above, the HL Funds agreed, for a period of twenty-seven (27) months following the closing of the Merger (the “Standstill Period”), that they will not, whether individually or through any person acting on their behalf, or in concert with them, directly or indirectly, without our prior written consent, (i) acquire, agree to acquire, propose, seek or offer to acquire, any securities or assets of ours or any of our subsidiaries, (ii) enter, agree to enter, propose, seek or offer to enter into any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving us or any of our subsidiaries, (iii) make, or in any way participate or engage in, any solicitation of proxies to vote any of our voting securities, (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any of our voting securities, except any “group” deemed to exist solely as a result of the merger consideration paid to AIT Holding as part of the Merger Agreement, (v) otherwise act, alone or in concert with others, to seek to control or influence our management or policies, (vi) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing, or (vii) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with the foregoing. In addition, during the Standstill Period, the HL Funds (nor any person acting on behalf of or in concert with such parties) will not, without our written consent, (x) request that we or any of our representatives, directly or indirectly, amend or waive these standstill obligations, or (y) take any action that might require us to make a public announcement regarding the possibility of a business combination, merger or other type of transaction described in this paragraph with such party. Additionally, for the duration of the Standstill Period, the HL Funds shall place and maintain our securities on Houlihan Lokey, Inc.’s “restricted securities” list, which securities shall be subject to Houlihan Lokey, Inc.’s restricted securities policy (the “Policy”). The HL Funds agreed that such Policy shall: (1) prohibit the HL Funds and their managers, officers, directors, partners and other employees from acquiring, directly or indirectly, our securities, or from transferring our securities, for their own account; (2) be strictly enforced by the HL Funds without waiver or exemption; and (3) not be amended or modified as it pertains to our securities.

The lock-up and standstill agreement provides that the HL Funds, as a full-service securities firm, may, from time to time, effect transactions for the account of their customers, hold positions in securities, provide investment banking and financing advice and otherwise conduct business in the ordinary course as a broker-dealer, investment adviser, block positioner or investment bank, and the lock-up and standstill agreement shall not be deemed or interpreted to prohibit, restrict, or otherwise limit such business activities.

Under the Registration Rights Agreement discussed above, we also agreed that, subject to the lock-up and standstill agreement, at the request of AIT Holding or a transferee holding at least 25% of the Shares, we can be required (but only once) to effect a registration statement registering the securities held by such requesting party at any time from January 3, 2013 through July 3, 2016. In addition, if we propose to register any of our securities, other than a registration on form S-8 or S-4 or successor forms of these forms, whether or not such registration is for our own account, AIT Holding and certain of AIT Holding permitted transferees may participate in such registration, subject to customary “cut back” limitations. We and the stockholders selling securities under a registration statement pursuant to the Registration Rights Agreement will be required to enter into customary indemnification and contribution arrangements with respect to each such registration statement.

One of American Integration’s employees is a member of AIT Holding and thus may receive a portion of the Distribution Shares distributed pursuant to this prospectus and AIT Holding’s membership agreement. No member of AIT Holding is a director or officer of Ultra Clean.

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PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit AIT Holding to distribute the Distribution Shares, from time to time, to the holders of its limited liability company interests pursuant to its limited liability company agreement to facilitate future sales of such Shares. Neither we nor AIT Holding will receive any proceeds from the distribution of the Distribution Shares pursuant to this prospectus. There will not be any brokers’ or underwriters’ discounts and commissions in connection with the registration and distribution of the Distribution Shares covered by this prospectus.

AIT Holding and any agents who participate in the distribution of the Distribution Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

We may suspend the distribution of the Distribution Shares by AIT Holding pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The Distribution Shares are listed on the Nasdaq Global Select Market under the symbol “UCTT.”

AIT Holding will act independently of us in making decisions with respect to the timing, manner, and size of each distribution pursuant to this prospectus or other transfer. There can be no assurance that AIT Holding will distribute any or all of the Distribution Shares under this prospectus. Further, we cannot assure you that AIT Holding will not transfer, distribute, devise or gift the Distribution Shares by other means not described in this prospectus.

In addition, Distribution Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than distributed under this prospectus. The Distribution Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Distribution Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with. Further, the Resale Shares may be sold under the resale prospectus contained in the registration statement of which this prospectus forms a part, either by AIT Holding without any distribution of Distribution Shares pursuant to this prospectus or by HL Funds receiving distributions of Distribution Shares pursuant to this prospectus during the Effectiveness Period.

In the Registration Rights Agreement, we have agreed to indemnify or provide contribution to AIT Holding against certain liabilities, including certain liabilities under the Securities Act. In addition, we have agreed to pay all of the expenses incidental to the registration of the Distribution Shares to the public, including the payment of federal securities law and state blue sky registration fees. AIT Holding has agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act.

9

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee	$ 2,959
Printing and engraving	*
Legal fees and expenses	75,000
Accounting fees and expenses	27,500
Blue sky fees and expenses (including legal fees)	*
Miscellaneous	*

Total	$ *

*	These fees are calculated based on the number of issuances and the type of offering and accordingly cannot be estimated at this time.

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“Section 145”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Eight of the Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 15.	Recent Sales of Unregistered Securities

On May 18, 2012, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) for the acquisition of American Integration Technologies, LLC (“American Integration”) from its sole member, AIT Holding Company LLC (“AIT Holding”). Upon completion of the acquisition on July 3, 2012 and pursuant to the Merger Agreement, we issued 4,500,000 shares of our common stock to AIT Holding, of which 745,920 shares were placed in escrow as security for AIT Holding’s indemnification obligations during the escrow period provided in the Merger Agreement. The shares were issued as part of the consideration we gave to AIT Holding for our acquisition of American Integration. The shares were issued in a private placement in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). No general solicitation was involved in connection with the offer and sale of such shares, and we relied upon the representations made by AIT Holding pursuant to the Merger Agreement in determining that such exemption was available.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of May 18, 2012, among American Integration Technologies, LLC, AIT Holding Company LLC, Ultra Clean Holdings, Inc. and Element Merger Subsidiary, LLC (b)

2.2	Agreement and Plan of Merger, dated as of October 30, 2002, among Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., Mitsubishi Corporation, Mitsubishi International Corporation and Clean Merger Company (c)

2.3	Agreement and Plan of Merger and Reorganization, dated as of June 29, 2006, by and among Sieger Engineering, Inc., Leonid Mezhvinsky, Ultra Clean Holdings, Inc., Bob Acquisition Inc., Pete Acquisition LLC, Leonid and Inna Mezhvinsky as trustees of the Revocable Trust Agreement of Leonid Mezhvinsky and Inna Mezhvinsky dated April 26, Joe and Jenny Chen as trustees of the Joe Chen and Jenny Chen Revocable Trust dated 2002, Victor Mezhvinsky, Victor Mezhvinsky as trustee of the Joshua Mezhvinsky 2004 Irrevocable Trust under Agreement dated June 4, 2004, David Hongyu Wu and Winnie Wei Zhen Wu as trustees of the Chen Minors Irrevocable Trust, Frank Moreman and Leonid Mezhvinsky as Sellers’ Agent (d)

3.1	Amended and Restated Certificate of Incorporation of Ultra Clean Holdings, Inc. (k)

3.2	Amended and Restated Bylaws of Ultra Clean Holdings, Inc. (e)

4.1	Lock-Up and Standstill Agreement, dated July 3, 2012, among Ultra Clean Holdings, Inc., AIT Holding Company LLC, HLHZ AIT Holdings, L.L.C. and Houlihan Lokey, Inc. (f)

4.2	Registration Rights Agreement, dated July 3, 2012, among Ultra Clean Holdings, Inc. and AIT Holding Company LLC (f)

4.3	Specimen Stock Certificate (g)

5.1	Opinion of Davis Polk & Wardwell LLP

10.1	Amended and Restated 2003 Stock Incentive Plan (Amended as of June 10, 2010) (h)

10.2	Form of Stock Option Agreement (g)

10.3	Credit Agreement, dated as of July 3, 2012, among Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., American Integration Technologies LLC, Ultra Clean Asia Pacific Pte. Ltd., the several lenders from time to time party thereto, Silicon Valley Bank and U.S. Bank National Association (i)

10.4	Guarantee and Collateral Agreement in favor of Silicon Valley Bank, dated as of July 3, 2012, made by Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., American Integration Technologies LLC, Ultra Clean Asia Pacific Pte. Ltd., UCT Sieger Engineering LLC, Integrated Flow Systems LLC and the other Grantors referred to therein and from time to time party thereto (i)

10.10	Employee Stock Purchase Plan (Restated as of October 21, 2004) (j)

Exhibit	Description

10.11	Form of Indemnification Agreement between Ultra Clean Holdings, Inc. and each of its directors and executive officers (k)

10.12	Form of Award Agreement (g)

10.13	Severance Policy for Executive Officers (revised) (l)

10.14	Form of Restricted Stock Unit Award Agreement (m)

10.15	Separation Agreement, dated as of December 31, 2007, between the Company and Leonid Mezhvinsky (n)

10.16	Change in Control Severance Agreement dated as of March 1, 2011 by and between Ultra Clean Holdings, Inc. and Ginetto Addiego (o)

10.17	Change of Control Severance Agreement, dated as of July 28, 2008, by and between Ultra Clean Holdings, Inc. and Clarence L. Granger (l)

10.18	Change of Control Severance Agreement, dated as of July 21, 2009, by and between Ultra Clean Holdings, Inc. and Kevin C. Eichler (p)

10.19	Separation and Release Agreement between Ultra Clean Holdings, Inc. and David Savage (q)

10.20	Offer Letter between the Company and Gino Addiego dated February 17, 2011 (a)

21.1	Subsidiaries of Ultra Clean Holdings, Inc.

23.1	Consent of Deloitte & Touche, LLP

23.2	Consent of McGladrey LLP

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

(a)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed March 7, 2011.
(b)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed May 18, 2012.
(c)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-11904), filed January 14, 2004.
(d)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed July 6, 2006.
(e)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed August 3, 2009.
(f)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 29, 2012 and September 28, 2012.
(g)	Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-11904), filed March 8, 2004.
(h)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-167530), filed June 15, 2010.
(i)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed July 3, 2012.
(j)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2004.
(k)	Filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-11904), filed March 2, 2004.
(l)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended January 2, 2009.
(m)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 28, 2007.
(n)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 28, 2008.
(o)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 30, 2012.
(p)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended October 2, 2009.
(q)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California on this 13th day of November, 2012.

ULTRA CLEAN HOLDINGS, INC.

By:	/s/ CLARENCE L. GRANGER
Clarence L. Granger
Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Clarence L. Granger and Kevin C. Eichler, and each one of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CLARENCE L. GRANGER	Chairman & Chief Executive	November 13, 2012
Clarence L. Granger	Officer (Principal Executive Officer) and Director

/s/ KEVIN C. EICHLER	Chief Financial Officer, Senior Vice	November 13, 2012
Kevin C. Eichler	President and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ LEONID MEZHVINSKY	Director	November 13, 2012
Leonid Mezhvinsky

/s/ JOHN CHENAULT	Director	November 13, 2012
John Chenault

/s/ SUSAN H. BILLAT	Director	November 13, 2012
Susan H. Billat

/s/ DAVID T. IBNALE	Director	November 13, 2012
David T. IbnAle

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of May 18, 2012, among American Integration Technologies, LLC, AIT Holding Company LLC, Ultra Clean Holdings, Inc. and Element Merger Subsidiary, LLC (b)

2.2	Agreement and Plan of Merger, dated as of October 30, 2002, among Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., Mitsubishi Corporation, Mitsubishi International Corporation and Clean Merger Company (c)

2.3	Agreement and Plan of Merger and Reorganization, dated as of June 29, 2006, by and among Sieger Engineering, Inc., Leonid Mezhvinsky, Ultra Clean Holdings, Inc., Bob Acquisition Inc., Pete Acquisition LLC, Leonid and Inna Mezhvinsky as trustees of the Revocable Trust Agreement of Leonid Mezhvinsky and Inna Mezhvinsky dated April 26, Joe and Jenny Chen as trustees of the Joe Chen and Jenny Chen Revocable Trust dated 2002, Victor Mezhvinsky, Victor Mezhvinsky as trustee of the Joshua Mezhvinsky 2004 Irrevocable Trust under Agreement dated June 4, 2004, David Hongyu Wu and Winnie Wei Zhen Wu as trustees of the Chen Minors Irrevocable Trust, Frank Moreman and Leonid Mezhvinsky as Sellers’ Agent (d)

3.1	Amended and Restated Certificate of Incorporation of Ultra Clean Holdings, Inc. (k)

3.2	Amended and Restated Bylaws of Ultra Clean Holdings, Inc. (e)

4.1	Lock-Up and Standstill Agreement, dated July 3, 2012, among Ultra Clean Holdings, Inc., AIT Holding Company LLC, HLHZ AIT Holdings, L.L.C. and Houlihan Lokey, Inc. (f)

4.2	Registration Rights Agreement, dated July 3, 2012, among Ultra Clean Holdings, Inc. and AIT Holding Company LLC (f)

4.3	Specimen Stock Certificate (g)

5.1	Opinion of Davis Polk & Wardwell LLP

10.1	Amended and Restated 2003 Stock Incentive Plan (Amended as of June 10, 2010) (h)

10.2	Form of Stock Option Agreement (g)

10.3	Credit Agreement, dated as of July 3, 2012, among Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., American Integration Technologies LLC, Ultra Clean Asia Pacific Pte. Ltd., the several lenders from time to time party thereto, Silicon Valley Bank and U.S. Bank National Association (i)

10.4	Guarantee and Collateral Agreement in favor of Silicon Valley Bank, dated as of July 3, 2012, made by Ultra Clean Holdings, Inc., Ultra Clean Technology Systems and Service, Inc., American Integration Technologies LLC, Ultra Clean Asia Pacific Pte. Ltd., UCT Sieger Engineering LLC, Integrated Flow Systems LLC and the other Grantors referred to therein and from time to time party thereto (i)

10.10	Employee Stock Purchase Plan (Restated as of October 21, 2004) (j)

10.11	Form of Indemnification Agreement between Ultra Clean Holdings, Inc. and each of its directors and executive officers (k)

10.12	Form of Award Agreement (g)

10.13	Severance Policy for Executive Officers (revised) (l)

10.14	Form of Restricted Stock Unit Award Agreement (m)

10.15	Separation Agreement, dated as of December 31, 2007, between the Company and Leonid Mezhvinsky (n)

10.16	Change in Control Severance Agreement dated as of March 1, 2011 by and between Ultra Clean Holdings, Inc. and Ginetto Addiego (o)

Exhibit	Description

10.17	Change of Control Severance Agreement, dated as of July 28, 2008, by and between Ultra Clean Holdings, Inc. and Clarence L. Granger (l)

10.18	Change of Control Severance Agreement, dated as of July 21, 2009, by and between Ultra Clean Holdings, Inc. and Kevin C. Eichler (p)

10.19	Separation and Release Agreement between Ultra Clean Holdings, Inc. and David Savage (q)

10.20	Offer Letter between the Company and Gino Addiego dated February 17, 2011 (a)

21.1	Subsidiaries of Ultra Clean Holdings, Inc.

23.1	Consent of Deloitte & Touche, LLP

23.2	Consent of McGladrey LLP

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

(a)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed March 7, 2011.
(b)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed May 18, 2012.
(c)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-11904), filed January 14, 2004.
(d)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed July 6, 2006.
(e)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed August 3, 2009.
(f)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 29, 2012 and September 28, 2012.
(g)	Filed as an exhibit to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-11904), filed March 8, 2004.
(h)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-167530), filed June 15, 2010.
(i)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed July 3, 2012.
(j)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2004.
(k)	Filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-11904), filed March 2, 2004.
(l)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended January 2, 2009.
(m)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 28, 2007.
(n)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 28, 2008.
(o)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 30, 2012.
(p)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the three months ended October 2, 2009.
(q)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010.